March 25, 2003

British Columbia Securities Commission

Alberta Securities Commission

Saskatchewan Financial Services Commission

Manitoba Securities Commission

Ontario Securities Commission

Commission des valeurs mobilières du Québec

Office of the Administrator, Securities Administration Branch, New Brunswick

Nova Scotia Securities Commission

Registrar of Securities, Prince Edward Island

Securities Commission of Newfoundland and Labrador

Registrar of Securities, Government of the Northwest Territories

Registrar of Securities, Government of Yukon Territory

Registrar of Securities, Government of Nunavut

Dear Sirs:

Re: Talisman Energy Inc. (the “Company”)

We refer to the prospectus supplement of the Company dated March 28, 2002 related to the sale and distribution of up to $500,000,000 aggregate principal amount of Medium Term Note Debentures and the related short-form base shelf prospectus of the Company dated March 27, 2002 (collectively the “Prospectus”).

We consent to the use, through incorporation by reference in the Prospectus, of our report dated February 27, 2004 to the shareholders of the Company on the following consolidated financial statements of the Company:

Consolidated Balance Sheets as at December 31, 2003 and 2002; and

Consolidated Statements of Income, Retained Earnings and Cash Flows for each of the years in the three-year period ended December 31, 2003.

We report that we have read the Prospectus and all information specifically incorporated by reference therein and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the financial statements upon which we have reported or that are within our knowledge as a result of our audits of such financial statements.

This letter is provided solely for the purpose of assisting the securities regulatory authorities to which it is addressed in discharging their responsibilities and should not be used for any other purpose. Any use that a third party makes of this letter, or any reliance or decisions made based on it, are the responsibility of such third parties. We accept no responsibility for loss or damages, if any, suffered by any third party as a result of decisions made or actions taken based on this letter.

Yours very truly,